Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 14, 2005 accompanying the consolidated financial statements and schedules of Environmental Tectonics Corporation and subsidiaries included in the Annual Report on Form 10-K/A for the fiscal year ended February 25, 2005 which are incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
January 27, 2006